UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         COMPETITIVE TECHNOLOGIES, INC.
                         ------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

DELAWARE                                                              36-2664428
----------------------------------------       ---------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

1375 Kings Highway East, Suite 400                                         06824
----------------------------------------       ---------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

         2011 Employees' Directors' and Consultants' Stock Option Plan
                          and Legal Services Agreement
                          ----------------------------
                            (Full title of the plan)

                  JOHNNIE D. JOHNSON, CHIEF EXECUTIVE OFFICER
                         COMPETITIVE TECHNOLOGIES, INC.
                       1375 KINGS HIGHWAY EAST, SUITE 400
                          FAIRFIELD, CONNECTICUT 06824
                                 (203) 368-6044
                                 --------------
    (Name, address and telephone, including area code, of agent for service)

                                with a copy to:

                            M. RICHARD CUTLER, ESQ.
                                CUTLER LAW GROUP
                           3355 W. ALABAMA STE. 1150
                               HOUSTON, TX 77098
                                 (713) 888-0040

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer      [ ]                  Accelerated filer          [ ]

Non-accelerated filer        [ ]                  Smaller reporting company  [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

                                          PROPOSED     PROPOSED
                                          MAXIMUM      MAXIMUM
                                          OFFERING     AGGREGATE   AMOUNT OF
TITLE OF SECURITIES  AMOUNT TO BE         PRICE PER    OFFERING    REGISTRATION
TO BE REGISTERED     REGISTERED           SHARE(3)     PRICE       FEE
-------------------  -------------------  -----------  ----------  -------------
Common Stock,
par value $0.01
per share               50,000 shares(1)  $      1.75  $   87,500  $       10.15

Common Stock,
par value $0.01
per share            1,000,000 shares(2)  $      1.75  $1,750,000  $      203.18

Total                  1,050,000 shares   $      1.75  $1,837,500  $      213.33

(1) Issuable for legal services
(2) Issuable under the 2011 Employees' Directors' and Consultants' Stock Option Plan
(3) Offering price is the closing price of our common stock on May 23, 2011.

                                EXPLANATORY NOTE
                                ----------------

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.
-------------------------------------------------------

     The following documents filed by the Registrant with the Commission are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K/A for the fiscal year ended July 31, 2010 filed on March 4, 2011.

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed on May 20, 2011; the Registrant's Amended Quarterly Report on Form 10-Q for the quarter ended October 31, 2010 filed on March 4, 2011; and the Registrant's Transitional Report on Form 10-Q for the transition period from August 1, 2010 to December 31, 2010 filed on February 22, 2011.

     (c) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), filed with the Commission on April 2, 1984, file No. 1-8696, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4. Description of Securities.
---------------------------------

Not applicable.

Item 5. Interests of Named Experts and Counsel.
----------------------------------------------

     Principles of Cutler Law Group, our legal counsel rendering the opinion on this Registration Statement, hold a total of 105,000 shares of our common stock.

Item 6. Indemnification of Directors and Officers.
-------------------------------------------------

     Pursuant to our bylaws we have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of CTT) by reason of the fact that such person is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

     Our bylaws also give us the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in our right to procure a judgment in our favor by reason of the fact that such person is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to us unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

     Our bylaws also provide that to the extent that one of our directors, officers, employees or agents has been successful on the merits or otherwise in the defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Our bylaws further provide that our Board of Directors may, by a vote of a majority of the full Board of Directors, authorize us to purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director.

Item 7. Exemption from Registration Claimed.
-------------------------------------------

Not applicable.

Item 8. Exhibits.
----------------

4.1 Unofficial restated certificate of incorporation of the Registrant as amended to date, filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 on April 1, 1998, File Number 333-49095 and hereby incorporated by reference.

4.2  By-laws of the Registrant, as amended effective December 2, 2010, filed as
     Exhibit 3.1 to the Report on Form 8-K, filed March 1, 2011, and hereby incorporated by reference.

4.3 Competitive Technologies, Inc. 401(K) Plan, filed as exhibit 4.3 to the Registrant's registration statement on Form S-8 filed November 12, 2007, and hereby incorporated by reference.

10.1 2011 Employees' Directors' and Consultants' Stock Option Plan.

5.1  Opinion of Cutler Law Group as to the legality of shares being registered.

23.1 Consent of Cutler Law Group (included in opinion of counsel filed as Exhibit 5).

23.2 Consent of Mayer Hoffman McCann CPAs (The New York Practice of Mayer Hoffman McCann P.C.)

Item 9. Undertakings.
--------------------

(a)     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (17 C.F.R. Sec. 230.424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, That:

          (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (17 C.F.R. Sec. 230.16b), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in this registration statement; and

          (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (17 C.F.R. Sec. 239.13) or Form F-3 (17 C.F.R. Sec. 239.33) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (17 C.F.R. Sec. 230.424(b) that is part of the registration statement.

          (C) Provided further, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (17 C.F.R. Sec. 239.11) or Form S-3 (17 C.F.R. Sec. 239.13), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (Sec. 229.1100(c)).

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             Signature Page Follows

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfield, Connecticut on May 11, 2011.

                              COMPETITIVE TECHNOLOGIES, INC.


                              By \s\ Johnnie D. Johnson
                                     ------------------
                              JOHNNIE D. JOHNSON, CHIEF EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                                Date
----------------------------  -----------------------------------  ------------

\s\ Johnnie D. Johnson        Chief Executive Officer,             May 11, 2011
----------------------------  Chief Financial Officer (Principal
Johnnie D. Johnson            Executive, Financial and
                              Accounting Officer)

\s\ Rustin R. Howard          Director                             May 11, 2011
----------------------------
Rustin R. Howard


\s\ William L. Reali          Director                             May 11, 2011
----------------------------
William L. Reali


\s\ Richard D. Hornidge, Jr.  Director                             May 11, 2011
----------------------------
Richard D. Hornidge, Jr.

\s\ Joel M. Evans, MD         Director                             May 11, 2011
----------------------------
Joel M. Evans, MD